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                                       Exhibit 10.10

                            LANDLORD COVENANT WAIVER

          THIS LANDLORD COVENANT WAIVER (this "Amendment") is made and entered into as of September 30, 2003, by and between PWE (MULTI) QRS 14-85 INC., a Delaware corporation (the "Landlord") having an address at c/o W.P. Carey & Co. LLC, 50 Rockefeller Plaza, 2nd Floor, New York, NY 10020, and PW EAGLE, INC., a Minnesota corporation ("Tenant"), having an address at 222 South Ninth Street, Suite 2880, Minneapolis, Minnesota 55402.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Landlord and Tenant entered into that certain Lease Agreement, dated as of February 28, 2002, as amended by that certain First Amendment To Lease Agreement, dated as of June __, 2002, and as further amended by that certain Second Amendment to Lease Agreement, dated as of March __, 2003 (as so amended, the "Lease"), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain property located in Tacoma, Washington; West Jordan, Utah; Perris, California; and Eugene Oregon as more specifically described in the Lease; and

          WHEREAS, Tenant desires that Landlord waive Tenant's violation of certain provisions of the financial covenants of Tenant contained in the Lease for the third and fourth quarters of calendar year 2003, and Landlord is willing to do so subject to the terms and conditions set forth herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant covenant and agree as follows:

          1. Nothing herein is intended to or shall be deemed to modify or amend any of the other terms or provisions of the Lease or constitute a waiver of any breach or violation by Tenant thereof except as expressly provided for herein.

          2. All undefined capitalized terms used herein shall have the same meanings as set forth in the Lease.

          3. Landlord hereby waives Tenant's failure to maintain a Fixed Charge Coverage Ratio of not less than 1.05:1 only for the period commencing on July 1, 2003 and ending on September 30, 2003 ("Q3-03") and for the period commencing on October 1, 2003 and ending on December 31, 2003 ("Q4-03"); provided and on condition that:

          (i) Tenant shall maintain a Fixed Charge Coverage Ratio of not less than the greater of (A) 0.15:1 for Q3-03 and 0.10:1 for Q4-03, and (B) the lower of (x) the minimum fixed charge coverage ratio permitted by Tenant's senior secured lender ("Senior Lender") under the terms of Tenant's senior

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                secured credit facility (the "Credit Facility") for Q3-03 and
                Q4-03, without constituting a default under the terms thereof, or (y) 1.05:1;

          (ii) Tenant shall pay to Landlord, as consideration for Landlord's waiver hereunder, the amount of $51,492; provided that, Landlord acknowledges that it has already received funds from Tenant in the amount of $32,425 as of the date hereof and shall apply such funds on account to the amount due hereunder;
          (iii) Tenant acknowledges and agrees that Landlord's agreement to accept the foregoing sum of $51,492 is predicated upon Tenant's representation that Senior Lender is receiving $128,950 as consideration from Tenant in connection with such Senior Lender's agreement to modify the fixed charge coverage ratio and/or other covenants contained in the Credit Facility contemporaneously with this Waiver by Landlord. If Tenant (or any of its affiliates) has paid (or agreed to pay) any remuneration or consideration in connection with such Senior Lender's agreement to modify the fixed charge coverage ratio or other covenants contained in the Credit Facility (or in connection with any waiver of any covenant breach thereunder by Tenant), then, to the extent Landlord would be entitled to receive commensurate pro rata remuneration under the provisions of the Paragraph 2(c) of Exhibit G of the Lease that is in excess of $51,492, such excess difference shall nevertheless be immediately due and payable to Landlord upon demand (together with interest thereon at the Default Rate from the date hereof until the date actually paid to Landlord).
          (iv) Tenant shall pay all attorney's fees and expenses incurred by Landlord in connection with the preparation, negotiation and execution of this Waiver concurrently with Tenant's execution and delivery hereof.

          4. This Waiver may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

          5. This Waiver and the Lease together contain the entire understanding between the parties hereto and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof or thereof. Any promises, representations, warranties or guarantees not herein or therein contained and hereinafter made shall have no force and effect unless in writing, and executed by the party or parties making such representations, warranties or guarantees. Neither this Waiver nor the Lease nor any portion or provisions hereof or thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

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          IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed under seal as of the day and year first above written.

                                        LANDLORD:

                                        PWE (MULTI) QRS 14-85, INC.,
                                        a Delaware corporation


                                        By:  /s/ Tom Lewis
                                           -------------------------------------
                                        Name:   Tom Lewis
                                             -----------------------------------
                                        Title:  Assistant Treasurer
                                              ----------------------------------


ATTEST:                                 TENANT:

                                        PW EAGLE, INC.,a Minnesota corporation


By:  Jeff D. Hannum                        By:  /s/ Scott Long
   -----------------------------------       -----------------------------------
Name:  Jeff D. Hannum                      Name:   Scott Long
     ---------------------------------          --------------------------------
Title:  SEC Accountant                     Title:  CFO
      --------------------------------          --------------------------------


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